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                                  EXHIBIT 3.2



                                   BY-LAWS OF

                    U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.
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                                    BY-LAWS
                                       OF
                    U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.


                                   ARTICLE I
                                    OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of U.S. Automobile Acceptance SNP-IV, Inc. (the "Corporation") may be within or without the State of Texas, at such place as the board of directors of the Corporation (the "Board of Directors") by resolution may from time to time determine.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

         SECTION 1. TIME AND PLACE OF REGULAR AND SPECIAL MEETINGS. Meetings of the Corporation's shareholders, both regular and special, shall be held at such time and place, within or outside the State of Texas, as may be determined by resolution of the Board of Directors from time to time.

         SECTION 2. ANNUAL MEETINGS. Annual meetings of the Corporation's shareholders shall be held at such time and place, and on such date during the month of April of each year, as shall be determined by or in the manner authorized by the Board of Directors. At each annual meeting, the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. The date of the annual meeting of the shareholders may be held on a date different than that specified herein if the Board of Directors so determines and so states in the notice of the meeting or in a duly executed waiver thereof.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, the Articles of Incorporation or these Bylaws, may be called by the Chairman of the Board, the President, the Board of Directors or the holders of at least ten percent (10%) of all the shares entitled to vote at the proposed special meeting, unless the Articles of Incorporation provide for a number of shares greater than or less than ten percent (10%), but not greater than fifty percent (50%), in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the Articles of Incorporation. Only business within the purpose or purposes described in the notice of special meeting of shareholders may be conducted at the meeting.

         SECTION 4. NOTICE. Written or printed notice stating the place, day and hour of any shareholders meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the





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Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation. Any notice required to be given to any shareholder under any provision of the statutes, the Articles of Incorporation or these Bylaws need not be given to the shareholder if: (1) notice of two (2) consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two (2)) payments (if sent by first class mail) of distributions or interest on securities during a twelve- (12) month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

         SECTION 5. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case shall not be more than sixty (60) days and, in case of a meeting of shareholders, not less than ten
(10) days prior to the date on which the particular action requiring such determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, and such determination shall apply to any adjournment thereof. The stock transfer book of the Corporation need not be closed for the purpose of making a determination of shareholders under this Section. For purposes of determining the shareholders entitled to vote or to receive a dividend, if the stock transfer books are not closed and no record date is fixed for the determination of shareholders, the date on which the notice of the meeting is mailed, or the date on which the resolution declaring a dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, except where the determination has been made through closing the stock transfer books and the stated period of closing has expired.

         SECTION 6. LIST OF SHAREHOLDERS. The officer or agent of the Corporation having charge of the stock transfer book of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be prima facie evidence as





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to the identity of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 6 shall not affect the validity of any action taken at such meeting.

         SECTION 7. QUORUM. The holders of a simple majority of the issued and outstanding shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Corporation's Articles of Incorporation, the Texas Business Corporation Act (herein called the "Act") or other law. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting when a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. Once a quorum is constituted, the shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

         SECTION 8. VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the shares present or represented by proxy at such meeting and entitled to vote shall decide any question brought before such meeting and shall be the act of the shareholders' meeting, unless the vote of a greater number is required by these By-Laws, the Articles of Incorporation, the Act or other law.

         Each shareholder shall, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share having voting power held by such shareholder, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as and to the extent otherwise provided by statute or by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (1) a pledgee; (2) a person who purchased or agreed to purchase, or owns or holds an option to purchase the shares; (3) a creditor of the Corporation who extended it credit under terms requiring the appointment; (4) an employee of the Corporation whose employment contract requires the appointment; or (5) a party to a voting agreement created under Section B, Article 2.30 of the Texas Business Corporation Act. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.

         Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.





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         SECTION 9. ACTION BY UNANIMOUS CONSENT.  Any action required to be taken at any annual or special meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice, if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         SECTION 10. PRESENCE AT MEETINGS BY MEANS OF COMMUNICATIONS EQUIPMENT. Subject to the provisions of Section 4 of this Article, shareholders may participate in and hold a meeting of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting held pursuant to this section shall constitute presence in person at such meeting, except where a person participates in such a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE III
                                   DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all of the powers of the Corporation and do all such lawful acts and things as are not by these By-Laws, the Articles of Incorporation, the Act or other law directed or required to be exercised or done by the shareholders.

         SECTION 2. NUMBER OF DIRECTORS. Unless otherwise provided in the Articles of Incorporation, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no case
shall the number of directors be less than one (1).   Until otherwise fixed by
resolution of the Board of Directors, the number of Directors shall be one (1). No decrease in the number of directors shall have the effects of reducing the term on any incumbent director. Directors shall be elected at each annual meeting of the shareholders, except as provided in Section 3 of this Article, and each director shall hold office until the annual meeting of shareholders following the director's election or until the earlier of the director's death, resignation, removal from office or until the director's successor is elected and qualifies. Directors need not be residents of the State of Texas or shareholders of the Corporation.

         SECTION 3. VACANCIES. Subject to the other provisions of this Section, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, even though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 8 of this Article. A director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be so filled by the remaining Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the Board of Directors may not fill more than two vacancies due to an increase in the number of directors during the period between two successive annual meetings of shareholders. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose. Shareholders





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holding a majority of the issued and outstanding shares entitled to vote may, at any time, with or without cause, terminate the term of office of all or any of the directors by a vote at any annual or special meeting called for that purpose; provided, that if cumulative voting is not denied by the Articles of Incorporation, if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against removal would be sufficient to elect that director if then cumulatively voted at an election of the entire Board of Directors. Such removal shall be effective immediately upon such shareholder action even if a successor is not elected simultaneously.

         SECTION 4. ANNUAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held, without further notice, immediately following the annual meeting of the shareholders at the same place unless, by unanimous consent of the directors then elected and serving, such time or place shall be changed.

         SECTION 5. REGULAR AND SPECIAL MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.

         SECTION 6. TIME AND PLACE OF REGULAR MEETINGS. Regular meetings of the Board of Directors may be held with or without notice at such time and place as the Board of Directors may from time to time determine by resolution.

         SECTION 7. TIME AND PLACE OF SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or the Secretary and shall be called by the President or Secretary at the written request of a majority of the incumbent directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place for holding any special meeting of the Board of Directors so called. Notice of any special meeting shall be given at least twenty-four (24) hours previous thereto if given either personally (including written notice delivered personally or telephone) or by telegram, and at least seventy-two (72) hours previous thereto if given by written notice mailed to each director at the address of the director's business or residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid. If notice be given by telegram, notice shall be deemed to be delivered when delivered to the telegraph company for transmission. Any director may waive notice of any meeting, as provided in
Article IV, Section 2 of these By-Laws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 8. QUORUM AND VOTING. At all meetings of the Board of Directors, the presence of a simple majority of the number of directors fixed in the manner provided by Section 2 of this Article shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise





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specifically provided by these By-Laws, the Articles of Incorporation, the Act or other law. If a quorum shall not be present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting, from time to time without notice other than such announcement at the meeting, until a quorum shall be present.

         SECTION 9. CHAIRMAN OF THE BOARD. The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate one director as Chairman of the Board, who shall, if available, preside at all meetings of the Board of Directors and all meetings of the shareholders.

         SECTION 10. EXECUTIVE AND OTHER COMMITTEES. Subject to the restrictions of Texas law, the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate among its members an Executive Committee and one or more other committees to consist of one or more directors, one of whom may be designated Chairman and who shall preside at all meetings of such Committee. Each such Committee to the extent provided in such resolution or in the Articles of Incorporation or in the By-Laws, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, amending, altering, or repealing these By-Laws or adopting new By-Laws for the Corporation, filling vacancies in the Board of Directors or any such committee, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee or altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable; and, unless such resolution, the Articles of Incorporation, or these By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the Corporation. All such committees shall keep regular minutes or records of their proceedings and report the same to the Board of Directors when requested. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed by law.

         SECTION 11. COMPENSATION OF DIRECTORS. Directors, in their capacity as Directors, shall not receive any salary or compensation for their services, but, by resolution of the Board of Directors, or pursuant to contract, a fixed sum for expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board of Directors. Members of the Executive Committee and other Special Committees may, by resolution of the Board of Directors, or pursuant to contract, be allowed like reimbursement for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 12. ACTION BY UNANIMOUS CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of





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the Board of Directors or the committee, as the case may be, and such written consent shall have the same force and effect as a unanimous vote at such meeting.

         SECTION 13. PRESENCE AT MEETINGS BY MEANS OF COMMUNICATION EQUIPMENT. Members of the Board of Directors or any committee created by the Board of Directors may participate in and hold a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting held pursuant to this section shall constitute presence in person at such meeting, except where a director participates in such a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV
                                    NOTICES

         SECTION 1. FORM OF NOTICE. Whenever under the provisions of these By-Laws, the Articles of Incorporation, the Act or other law, notice is required to be given to any director, officer, shareholder or other person and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice exclusively, but any such notice may be given in writing, by registered or certified mail, postage prepaid, return receipt requested, addressed to such person at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given when deposited in the United States mail as herein prescribed.

         SECTION 2. WAIVER. Whenever any notice is required to be given to any director, officer, shareholder or other person under the provisions of these By-Laws, the Articles of Incorporation, the Act or other law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.

                                   ARTICLE V
                                    OFFICERS

         SECTION 1. GENERAL. The elected officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors may also elect or appoint one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and assistant officers as may be deemed necessary, all of whom shall also be officers. Any two or more offices may be held by the same person.

         SECTION 2. ELECTION. The Board of Directors shall elect the officers of the Corporation at each annual meeting of the Board of Directors. The Board of Directors may from time to time elect or appoint such other officers and agents as it shall deem necessary and shall determine the remuneration of all officers and agents if any such compensation is awarded. The officers shall hold office until the earlier of their death, resignation, removal from office or until their respective successors are chosen and qualify. Officers need not be members of the Board of





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Directors.  Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time by a majority vote of the entire Board of Directors. Election of appointment of an officer or agent shall not of itself create contract rights.

         SECTION 3. PRESIDENT. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the directors or shareholders, shall have responsibility for the general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President and such other officers as the Board of Directors may determine shall execute all contracts requiring a seal and shall execute any mortgages, conveyances or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the President to some other agent or attorney-in-fact of the Corporation.

         SECTION 4. VICE PRESIDENTS. Each Vice President, if any, shall generally assist the President in the management of the Corporation and shall perform the duties and exercise the powers delegated by the President or from time to time assigned by the Board of Directors. Each Vice President, in the order of seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.

         SECTION 5. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and the shareholders, record all votes and actions there taken, maintain the minutes or records of all such proceedings in a book to be kept for that purpose, keep in safe custody the seal of the Corporation and shall perform like duties for the Executive Committee and any other committees of the Board of Directors when requested. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors and President.

         SECTION 6. ASSISTANT SECRETARIES. Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors and the President.

         SECTION 7. TREASURER. The Treasurer shall be the chief financial and accounting officer of the Corporation and, subject to the direction of the President and the Board of Directors, shall have custody of all corporate funds and securities, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated from time to time by the Board of Directors, shall manage the disbursements of the Corporation's funds in satisfaction of its corporate obligations and in a manner consistent with its business objectives, taking proper receipts or vouchers for such disbursements, shall keep full and accurate records and books of account of all the Corporation's receipts and disbursements, shall render to the President and/or the Board of Directors upon request an accounting of all the financial transactions taken on behalf of the Corporation and the financial condition of the Corporation, shall be responsible for planning and budgeting the Corporation's receipts,





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disbursements and capital requirements, and shall perform such other duties as may from time to time be prescribed by the Board of Directors and the President.

         SECTION 8. ASSISTANT TREASURERS. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board of Directors and the President.

         SECTION 9. BONDING. If required by the Board of Directors, all or some of the officers, employees or agents of the Corporation shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office or position and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property belonging to the Corporation of whatever kind in their possession or under their custody or control.

                                   ARTICLE VI
                        CERTIFICATES REPRESENTING SHARES

         SECTION 1. FORM OF CERTIFICATES. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be approved and adopted by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Texas, the corporate name registered under the laws of the State of Texas, the name of the registered holder, the number, class of shares, and the designation of the series, if any, which said certificate represents, the par value of the shares or a statement that the share are without par value and such other information as required by these By-Laws, the Articles of Incorporation, the Act or other law. Certificates shall be signed by the President or any Vice President and by the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

         SECTION 2. LOST CERTIFICATES. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or the owner's legal representative, to advertise the same in such manner





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as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         SECTION 3. TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Subject to compliance with any restrictions on transfer conspicuously noted on any certificate, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         SECTION 4. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the holder of record of any share or share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         SECTION 5. UNCERTIFICATED SHARES. Notwithstanding any other provision of this Article, the Board of Directors may by resolution provide that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares; provided, that such resolution shall not apply to shares already represented by a certificate until such certificate is surrendered to the Corporation. After the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of such uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to these By-Laws, the Articles of Incorporation, the Act, the Texas Business and Commerce Code or other law. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

                                  ARTICLE VII
                         INDEMNIFICATION AND INSURANCE

         1. INDEMNIFICATION OF DIRECTORS. The Corporation shall indemnify a person who was, is, or is threatened to be made, a named defendant or respondent in a proceeding because the person is or was a director against any judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined, in the manner described below, that the person
(a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity as a director of the Corporation, that his conduct was in the Corporation's best interests, and in all other cases, that his conduct was at least not opposed to the Corporation's best interests and
(c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) shall be





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limited to reasonable expenses actually incurred by the person in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

         The determinations required above that the person has satisfied the prescribed conduct and belief standards must be made (1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding, (2) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two (2) or more directors who at the time of the vote are not named defendants or respondents in the proceeding, (3) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in clause (1) or (2) of this sentence, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (4) the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding. The determination as to reasonableness of expenses must be made in the same manner as the determination that the person has satisfied the prescribed conduct and belief standards, except that if the determination that the person has satisfied the prescribed conduct and belief standards is made by special legal counsel, the determination as to reasonableness of expenses must be made by the Board of Directors or a committee of the Board by vote as set forth in clause
(1) or (2) of the immediately preceding sentence or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors.

         The termination of a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements for indemnification
set forth above.   A person shall be deemed to have been found liable in
respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

         Notwithstanding any other provision of these Bylaws, the Corporation shall pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         2. ADVANCEMENT OF EXPENSES TO DIRECTORS. Reasonable expenses incurred by a director who was, is, or is threatened to be made, a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding and without any of the determinations specified in Section 1 of this Article, after the Corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 1 of this Article and a written undertaking by or on behalf of such director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements. The written undertaking described in the immediately preceding sentence to repay the amount paid or reimbursed to the director by the Corporation must be an unlimited general obligation of the director but need not be secured and it may be accepted without reference to financial ability to make repayment.





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
         3. OFFICERS. The Corporation shall indemnify and advance expenses to an officer of the Corporation to the same extent that it is required to indemnify and advance expenses to directors under these Bylaws or by statute. In addition, the Corporation may indemnify and advance expenses to an officer of the Corporation to such further extent, consistent with law, as may be provided by the Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

         4. OTHERS. The Corporation may indemnify and advance expenses to an employee or agent of the Corporation to the same extent that it is required to indemnify and advance expenses to directors under these Bylaws or by statute. The Corporation may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation for profit subject to the provisions of the Texas Business Corporation Act, corporation for profit organized under laws other than the laws of Texas, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the same extent that it is required to indemnify and advance expenses to directors under this Article or by statute. The Corporation may indemnify and advance expenses to an employee, agent or other person serving at the request of the Corporation (as described above in this Section 4) who is not a director to such further extent, consistent with law, as may be provided by the Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

         5. INSURANCE AND OTHER ARRANGEMENT. The Corporation may purchase and maintain insurance or establish and maintain another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation for profit subject to the provisions of the Texas Business Corporation Act, corporation for profit organized under laws other then the laws of Texas, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against or in respect of any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under these Bylaws or by statute. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation.

         Without limiting the power of the Corporation to purchase, procure, establish or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty or surety arrangement. The insurance or





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
other arrangement may be purchased, procured, maintained or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

         6. REPORT TO SHAREHOLDERS. Any indemnification of or advance of expenses to a director in accordance with this Article or the provisions of any statute shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

         7. ENTITLEMENT. These indemnification provisions shall inure to each of the directors, officers, employees and agents of the Corporation, and other persons serving at the request of the Corporation (as provided in this Article), whether or not the claim asserted against him is based on matters that antedate the adoption of this Article, and in the event of his death shall extend to his legal representatives; but such rights shall not be exclusive of any other rights to which he may be entitled.

         8.      DEFINITIONS.  For purposes of this Article:

         (a)     The term "expenses" includes court costs and attorneys' fees;

         (b) The term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding;

         (c) The term "director" means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation for profit subject to the provisions of the Act.

         (d) The term "corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this article.





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
         (e) The term "official capacity means (a) when used with respect to a director, the office of director in the Corporation, and (b) when used with respect to a person other than a director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation but (c) in both Paragraphs (a) and (b) does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Dividends upon the outstanding shares of the Corporation, subject to the provisions of these By-Laws, the Articles of Incorporation, the Act or other law and any agreements or obligations of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws, these By-Laws and the Articles of Incorporation. The Board of Directors, or a committee thereof, may fix in advance a record date for the purposes of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, or a committee thereof, the date upon which the Board of Directors, or a committee thereof, adopts the resolution declaring such dividend shall be the record date.

         SECTION 2. RESERVES. There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion, deems proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other proper purpose as the Board of Directors shall deem beneficial to the Corporation, and the Board of Directors may modify or abolish any reserve in the same manner in which it was created.

         SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but unless otherwise fixed by the Board of Directors, it shall begin on January 1 and end on December 31 of each calendar year.

         SECTION 4. SEAL. The Corporation may have a seal that may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

         SECTION 5. RESIGNATION. Any director, officer, or employee or agent of the Corporation may resign by giving written notice to the Board of Directors, the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately upon delivery if no time is specified therein. Unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.





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
         SECTION 6. REPAYMENT REQUIREMENT. If any payment made to an officer, employee or agent of the Corporation for salary, commission, bonus, interest, rent, entertainment reimbursement or otherwise shall be disallowed in whole or in part by the Internal Revenue Service as an expenses deductible by the Corporation, the full amount disallowed shall be reimbursed by such officer, employee or agent to the Corporation. It shall be the duty of the Board of Directors to enforce repayment of each such amount disallowed. In lieu of payment by the officer or agent, subject to the determination of the Board of Directors, proportionate amounts may be withheld from the officer, employee or agent's future compensation payment or reimbursements until the amount owed to the Corporation has been recovered. The provisions of this section shall be deemed part of the contract of employment between the Corporation and each of its officers, employees and agents.

         SECTION 7. GUARANTY OF OBLIGATIONS OF DIRECTORS, AND OFFICERS AND EMPLOYEES. When determined by the Board of Directors to be in the best interest of the Corporation, the Corporation may guaranty the obligations of any director, officer or employee of the Corporation. As used in this Section, the term "guaranty" means a guaranty, mortgage, pledge, security agreement or other agreement making the Corporation or its assets responsible respecting the obligation or obligations of such director, officer, or employee.

         SECTION 8. INTERESTED DIRECTORS AND OFFICERS. No contract or transaction between the Corporation and one or more of its directors or officers, or between any corporation, partnership, association or other organization in which one or more of the directors or officers of the Corporation are directors, officers or partners, or have a financial interest, shall be void or voidable solely by reason of such relationship, or solely because the director or officer is present at or participates in the meeting of the Board of Directors of the Corporation or a committee thereof that authorizes the contract or transaction, or solely because such person's votes are counted for such purposes, if any one of the following conditions are met:

                 (A) the material facts as to the relationship or interest of the director or officer and as to the contract or transaction are disclosed or are known to the Board of Directors of the Corporation, or the committee thereof that authorizes the contract or transaction, and the Board of Directors of the Corporation or committee thereof, in good faith authorizeS the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                 (B) the material facts as to the relationship or interest of the director or officer and as to the contract or transaction are disclosed or are known to the shareholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the shareholders of the Corporation at the annual or special meeting of shareholders called for that purpose; or





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
                 (C) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors of the Corporation, a committee thereof, or the shareholders of the Corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or the Corporation or of a committee thereof that authorizes the contract or transaction.

         SECTION 9. MISCELLANEOUS. These By-Laws and any amendments hereto shall be interpreted and enforced under the laws of the State of Texas. Unless expressly provided for otherwise in these By-Laws or the Articles of Incorporation the Corporation, its shareholders, directors, officers, employees and agents shall be governed by, and exercise the full range of powers permitted or authorized by then prevailing Texas law, including amendments to the Act that may be made from time to time. If a court or other administrative body determines that any provision or clause in these By-Laws or any amendment hereto is void, illegal, unreasonable or unenforceable, the other provisions and clauses shall remain in full force and effect, and any provision or clause so decreed to be void, illegal, unreasonable or unenforceable shall, to the extent permissible by law, be limited so that it is enforceable and shall remain in effect to the greatest extent permissible. The headings herein of articles and sections are inserted for convenience only and shall not be deemed to constitute a part of these By-Laws. Use of masculine terminology in these By-Laws shall be construed to include the feminine as well as the neuter, and unless the context requires otherwise, the singular shall include the plural and vice versa.

                                   ARTICLE IX
                             AMENDMENTS TO BY-LAWS

         SECTION 1. AMENDMENTS. Unless specifically provided for otherwise herein, these By-Laws may be altered, amended, modified or repealed, or new By-Laws may be adopted, at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.

                            CERTIFICATE OF ADOPTION

         The undersigned, Secretary of the Corporation, hereby certifies that the foregoing By-Laws were duly adopted by the Board of Directors of the Corporation effective the 5th day of January, 1998.



                                               --------------------------------
                                               Michael R. Marshall, Secretary





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